Exhibit 99.1

FOR IMMEDIATE RELEASE

Tuatara Capital Acquisition Corporation Receives Expected Notification from Nasdaq Related to Delayed Quarterly Report

New York – May 28, 2021 – Tuatara Capital Acquisition Corporation (the “Company”) announced today it received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the period ended March 31, 2021 (the “Quarterly Report”), the Company no longer complies with the continued listing requirements set forth in Section 5250(c) of The Nasdaq Stock Market LLC Rules. The notice has no immediate impact on the listing of the Company’s securities, which will continue to trade on the Nasdaq, subject to the Company’s compliance with other applicable continued listing requirements.

As disclosed in the Current Report on Form 8-K filed today by the Company, on April 12, 2021 the Staff of the U.S. Securities and Exchange Commission (the “SEC”) released the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “Staff Statement”). The Staff Statement sets forth the conclusion of the SEC’s Office of the Chief Accountant that certain provisions included in the warrant agreements entered into by many SPACs, such as the Company, require such warrants to be accounted for as liabilities measured at fair value, rather than as equity securities, with changes in fair value during each financial reporting period reported in earnings. The Company has previously classified its private placement warrants and public warrants as equity.

Given the scope of the process for evaluating the impact of the Staff Statement on the Company’s financial statements, the Company was unable to complete and file its Quarterly Report on Form 10-Q for the period ended March 31, 2021 (the “Quarterly Report”) by the required due date of May 17, 2021. On May 17, 2021, the Company filed a Form 12b-25 Notification of Late Filing with the SEC related to the Quarterly Report. The Company is working diligently to prepare and file the Quarterly Report as soon as reasonably practicable.

The notice advises that under the Nasdaq’s rules, the Company will have six months from the date on which the notice was received to submit a plan of compliance or file its Quarterly Report. The Company can regain compliance with the Nasdaq listing standards during this six-month period by submitting a plan of compliance that is approved or when the Company files its Quarterly Report with the SEC. If the Company fails to submit a plan of compliance or file its Quarterly Report within such six-month period, the Nasdaq may, in its sole discretion, allow the Company’s securities to trade for up to an additional six months depending on specific circumstances. The Company’s securities will remain listed on the Nasdaq under the symbols “TCACU”, “TCAC” and “TCACW.”

About Tuatara Capital Acquisition Corporation

The Company was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company intends to focus its search for businesses in the cannabis industry that are compliant with all applicable laws and regulations.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of Company’s control that may cause its business, industry, strategy, financing activities or actual results to differ materially. The Company undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

For more information, please contact:

For inquiries please contact: Sergey Sherman, Chief Financial Officer

Telephone: (917) 460-7680

Email: sergey@tuataraspac.com